Exhibit 99.1

FTC Solar Announces First Quarter 2026 Financial Results

and Leadership Transition

First Quarter Highlights and Recent Developments

•
Awarded 1GW agreement for 1P trackers from new customer with a leading global company offtaker
•
First quarter revenue of $17.3 million
•
Profitability metrics (ex-warrant gain) within target ranges
•
Leadership transition announced with Board Member Anthony Carroll appointed CEO

AUSTIN, Texas — May 5, 2026– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, today announced financial results for the first quarter ended March 31, 2026 and a leadership transition.

Leadership Transition

Board Member Anthony Carroll has been appointed President and Chief Executive Officer of FTC Solar, effective April 29. Carroll brings strong renewables experience with a proven track record of scaling operations and driving value creation. He most recently served as CEO of Veev, a subsidiary of Lennar focused on efficient and sustainable homebuilding. Prior to joining Veev in early 2024, he was the President of Powin, a global leader in energy storage systems. He has also served as Managing Director at Siemens Gamesa Electric, leading the Power Conversion and Energy Storage business in North America, as well as in leadership roles for Schneider Electric and Power Electronics.

"We are excited to welcome Anthony in this new capacity, at what we believe is a critical inflection point for the business," said Shaker Sadasivam, Chairman of the Board, FTC Solar. "His operational depth, dynamic leadership, and demonstrated success in scaling growth businesses make him exceptionally well-suited to lead FTC Solar into its next chapter. We have a strong foundation now, and we believe the best is ahead for this business, our customers, and our team."

“Yann Brandt stepped into FTC at an important inflection point and delivered what was needed to position the company for its next stage of growth,” Sadasivam continued. “We are grateful for his contributions to FTC Solar and wish him well in his future endeavors."

First Quarter Results

Total first-quarter revenue was $17.3 million. This represents a decrease of 47.5% compared to the prior quarter revenue and a decrease of 17.0% compared to the year-ago quarter.

GAAP gross loss was $1.2 million, or 7.1% of revenue, compared to gross profit of $4.9 million, or 14.9% of revenue, in the prior quarter. Non-GAAP gross loss was $0.4 million or 2.2% of revenue. This compares to Non-GAAP gross loss of $3.0 million in the prior-year period.

Summary Financial Performance: Q1 2026 compared to Q1 2025

	U.S. GAAP		Non-GAAP(b)
	Three months ended March 31,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue	$17,265	$20,803	$17,265	$20,803
Gross margin percentage	(7.1%)	(16.6%)	(2.2%)	(14.4%)
Total operating expenses	$10,831	$7,113	$7,843	$6,645
Loss from operations(a)	$(12,058)	$(10,560)	$(8,220)	$(9,750)
Net income (loss)	$32,599	$(3,819)	$(10,460)	$(10,801)
Diluted loss per share	$(0.72)	$(0.58)	$(0.67)	$(0.84)

(a)
Adjusted EBITDA for Non-GAAP
(b)
See below for reconciliation of Non-GAAP financial measures to the nearest comparable GAAP measures

GAAP operating expenses were $10.8 million. On a Non-GAAP basis, operating expenses were $7.8 million. This compares to Non-GAAP operating expenses of $8.2 million in the prior quarter and $6.6 million in the year-ago quarter.

GAAP net income was $32.6 million, or a loss of $0.72 per diluted share, compared to a loss of $36.4 million or $2.40 per diluted share in the prior quarter and a net loss of $3.8 million or $0.58 per diluted share in the year-ago quarter. Adjusted EBITDA loss, which excludes approximately $40.8 million for (i) a gain from the change in fair value of the warrant liability, partially offset by (ii) certain CEO transition costs, and (iii) other non-cash items, was $8.2 million, compared to Adjusted EBITDA losses of $2.3 million1 in the prior quarter and $9.8 million in the year-ago quarter.

The contracted portion of the company's backlog2 now stands at approximately $543 million.

Subsequent Events

In addition to its financial results, the company announced that it has received a new award for 1 gigawatt of trackers for multiple project sites in the U.S. The award comes from a new customer, a private equity-backed portfolio company developing projects with high-profile corporate offtakers. The first of three roughly equal project tranches under this award has been contracted.

Outlook

The company continues to expect the first quarter to represent the low point in revenue for the year, with sequential quarterly growth for the remainder of 2026. With recent new wins and visibility, the company also has increasing confidence that full-year revenue will outpace the market in 2026 and represent growth of approximately 40% relative to 2025.

(in millions)	1Q'26 Guidance	1Q'26 Actual	2Q'26 Guidance(3)
Revenue	$20.0 – $25.0	$17.3	$22.0 – $26.0
Non-GAAP Gross Profit (Loss)	$(0.5) – $2.3	$(0.4)	$(1.4) – $1.0
Non-GAAP Gross Margin	(2.5%) – 9.2%	(2.2%)	(6.4%) – 4.0%
Non-GAAP operating expenses	$8.2 – $8.9	$7.8	$8.4 – $9.0
Non-GAAP adjusted EBITDA	$(9.6) – $(5.9)	$(8.2)	$(10.5) – $(7.4)

First Quarter 2026 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 8:30 a.m. E.T. today, during which the company will discuss its first quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at https://investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a global provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. A reconciliation of the prior sequential quarter Non-GAAP financial measures to the nearest comparable GAAP measures is shown below:

(in thousands)	Three months ended December 31, 2025
Net loss per U.S. GAAP	$(36,390)
Reconciling items -
Provision for income taxes	188
Interest expense	4,775
Interest income	(6)
Depreciation expense	384
Amortization credit	(6)
Stock-based compensation	2,617
Bargain purchase gain	(377)
Loss from change in fair value of warrant liability	26,388
CEO transition	135
Special stockholders' meeting	17
Non-GAAP Adjusted EBITDA	$(2,275)

2. The term ‘backlog’ or ‘contracted and awarded’ refers to the combination of our executed contracts (contracted) and awarded orders (awarded), which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, or that a contract once executed may be subsequently amended, supplemented, rescinded, cancelled or breached, including in a manner that impacts the timing and amounts of payments due thereunder, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

3. We do not provide a quantitative reconciliation of our forward-looking Non-GAAP guidance measures to the most directly comparable GAAP financial measures because certain information needed to reconcile those measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures as a result of changes in project schedules by our customers that may occur, which are outside of our control, and the impact, if any, of credit loss provisions, asset impairment charges, restructuring or changes in the timing and level of indirect or overhead spending, as well as other matters, that could occur which could significantly impact the related GAAP financial measures.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the risks and uncertainties described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), our Quarterly Reports on Form 10-Q, and other documents, including Current Reports on Form 8-K, that we have filed, or will file, with the SEC. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks and uncertainties described in more detail above and in our filings with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed with the SEC, our Quarterly Reports on Form 10-Q, and other documents, including Current Reports on Form 8-K, that we have filed, or will file, with the SEC. Any forward-looking statements in this release speak only as of the date on which they are made. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Results of Operations

(unaudited)

	Three months ended March 31,
(in thousands, except shares and per share data)	2026	2025
Revenue:
Product	$11,762	$18,202
Service	5,503	2,601
Total revenue	17,265	20,803
Cost of revenue:
Product	13,808	20,111
Service	4,684	4,139
Total cost of revenue	18,492	24,250
Gross loss	(1,227)	(3,447)
Operating expenses
Research and development	1,118	924
Selling and marketing	1,715	1,136
General and administrative	7,998	5,053
Total operating expenses	10,831	7,113
Loss from operations	(12,058)	(10,560)
Interest expense	(3,896)	(711)
Interest income	5	6
Gain from disposal of investment in unconsolidated subsidiary	—	3,204
Gain from change in fair value of warrant liability	48,742	4,604
Other income, net	1	4
Loss from unconsolidated subsidiary	—	(112)
Income (loss) before income taxes	32,794	(3,565)
Provision for income taxes	(195)	(254)
Net income (loss)	32,599	(3,819)
Other comprehensive income:
Foreign currency translation adjustments	99	28
Comprehensive income (loss)	$32,698	$(3,791)
Net income (loss) per share:
Basic	$2.09	$(0.30)
Diluted	$(0.72)	$(0.58)
Weighted-average common shares outstanding:
Basic	15,568,299	12,888,695
Diluted	22,396,369	14,588,972

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$5,639	$21,105
Accounts receivable, net of allowance for credit losses of $3,071 and $3,069 at March 31, 2026 and December 31, 2025, respectively	56,388	55,743
Inventories	9,425	9,627
Prepaid and other current assets	12,371	11,294
Total current assets	83,823	97,769
Operating lease right-of-use assets	868	983
Property and equipment, net	3,721	3,793
Goodwill	7,527	7,444
Other assets	1,910	1,823
Total assets	$97,849	$111,812
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$11,615	$13,247
Short-term debt	9,711	12,681
Accrued expenses	26,441	23,770
Income taxes payable	445	630
Deferred revenue	4,833	7,172
Other current liabilities	10,401	10,725
Total current liabilities	63,446	68,225
Long-term debt	12,887	9,921
Operating lease liability, net of current portion	436	553
Deferred income taxes	178	—
Warrant liability	25,773	74,515
Other non-current liabilities	1,278	1,556
Total liabilities	103,998	154,770
Commitments and contingencies
Stockholders’ deficit
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of March 31, 2026 and December 31, 2025	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 15,818,330 and 15,537,344 shares issued and outstanding as of March 31, 2026 and December 31, 2025	2	2
Treasury stock, at cost; 1,076,257 shares as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	388,759	384,648
Accumulated other comprehensive loss	(191)	(290)
Accumulated deficit	(394,719)	(427,318)
Total stockholders’ deficit	(6,149)	(42,958)
Total liabilities and stockholders’ deficit	$97,849	$111,812

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three months ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities
Net income (loss)	$32,599	$(3,819)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Stock-based compensation	3,337	280
Depreciation and amortization	365	302
Gain from change in fair value of warrant liability	(48,742)	(4,604)
Gain from sale of property and equipment	—	(3)
Amortization of debt discount and issue costs	2,197	210
Paid-in-kind non-cash interest	1,001	492
Provision for obsolete and slow-moving inventory	194	—
Loss from unconsolidated subsidiary	—	112
Gain from disposal of investment in unconsolidated subsidiary	—	(3,204)
Warranties issued and remediation added	438	1,045
Warranty recoverable from manufacturer	122	80
Credit loss provisions (credits)	2	(92)
Deferred income taxes	178	426
Lease expense	256	327
Impact on cash from changes in operating assets and liabilities:
Accounts receivable	(647)	(4,437)
Inventories	8	3,316
Prepaid and other current assets	(1,111)	918
Other assets	(185)	(216)
Accounts payable	(1,635)	1,688
Accruals and other current liabilities	1,858	2,539
Deferred revenue	(2,339)	(3,069)
Other non-current liabilities	(396)	(415)
Lease payments and other, net	(272)	(359)
Net cash used in operations	(12,772)	(8,483)
Cash flows from investing activities:
Purchases of property and equipment	(276)	(83)
Proceeds from sale of property and equipment	—	3
Proceeds from disposal of investment in unconsolidated subsidiary	—	3,204
Net cash (used in) provided by investing activities	(276)	3,124
Cash flows from financing activities:
Repayments of borrowings	(3,033)	—
Proceeds from sale of common stock	805	—
Stock offering costs paid	(21)	—
Financing costs paid	(170)	—
Proceeds from stock option exercises	—	3
Net cash (used in) provided by financing activities	(2,419)	3
Effect of exchange rate changes on cash and cash equivalents	1	18
Decrease in cash and cash equivalents	(15,466)	(5,338)
Cash and cash equivalents at beginning of period	21,105	11,247
Cash and cash equivalents at end of period	$5,639	$5,909

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We utilize Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net income (loss) plus (i) provision for (benefit from) income taxes, (ii) interest expense, less interest income, (iii) depreciation expense, (iv) amortization expense, (v) stock-based compensation, (vi) loss from changes in the fair value of our warrant liability, and (vii) Chief Executive Officer ("CEO") transition costs, non-routine legal fees, costs associated with our reverse stock split, severance and certain other costs (credits). We also deduct (i) the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary, and (ii) gains from changes in the fair value of our warrant liability from net income or loss in arriving at Adjusted EBITDA. We define Adjusted Net Loss as net income (loss) plus (i) amortization of debt discount and issue costs and intangibles, (ii) stock-based compensation, (iii) loss from changes in the fair value of our warrant liability, (iv) CEO transition costs, non-routine legal fees, costs associated with our reverse stock split, severance and certain other costs (credits), and (v) the income tax expense (benefit) of those adjustments, if any. We also deduct (i) the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary, and (ii) gains from changes in the fair value of our warrant liability from net income (loss) in arriving at Adjusted Net Loss. Adjusted EPS is defined as Adjusted Net Loss on a per share basis using our weighted average diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). We present these Non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods on an ongoing basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross loss to the most closely related GAAP measure for the three months ended March 31, 2026 and 2025, respectively:

	Three months ended March 31,
(in thousands, except percentages)	2026	2025
U.S. GAAP revenue	$17,265	$20,803
U.S. GAAP gross loss	$(1,227)	$(3,447)
Depreciation expense	190	173
Amortization expense	14	—
Stock-based compensation	645	243
Severance costs	—	34
Non-GAAP gross loss	$(378)	$(2,997)
Non-GAAP gross margin percentage	(2.2%)	(14.4%)

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three months ended March 31, 2026 and 2025, respectively:

	Three months ended March 31,
(in thousands)	2026	2025
U.S. GAAP operating expenses	$10,831	$7,113
Depreciation expense	(161)	(129)
Stock-based compensation	(2,692)	(37)
CEO transition	(135)	(160)
Reverse stock split	—	(1)
Severance costs	—	(141)
Non-GAAP operating expenses	$7,843	$6,645

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three months ended March 31, 2026 and 2025, respectively:

	Three months ended March 31,
(in thousands)	2026	2025
U.S. GAAP loss from operations	$(12,058)	$(10,560)
Depreciation expense	351	302
Amortization expense	14	—
Stock-based compensation	3,337	280
CEO transition	135	160
Reverse stock split	—	1
Severance costs	—	175
Other income, net	1	4
Loss from unconsolidated subsidiary	—	(112)
Adjusted EBITDA	$(8,220)	$(9,750)

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net income (loss) for the three months ended March 31, 2026 and 2025, respectively:

	Three months ended March 31,
	2026		2025
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net income (loss) per U.S. GAAP	$32,599	$32,599	$(3,819)	$(3,819)
Reconciling items -
Provision for income taxes	195	—	254	—
Interest expense	3,896	—	711	—
Interest income	(5)	—	(6)	—
Amortization of debt discount and issue costs in interest expense	—	2,197	—	210
Depreciation expense	351	—	302	—
Amortization expense	14	14	—	—
Stock-based compensation	3,337	3,337	280	280
Gain from disposal of investment in unconsolidated subsidiary(a)	—	—	(3,204)	(3,204)
Gain from change in fair value of warrant liability(b)	(48,742)	(48,742)	(4,604)	(4,604)
CEO transition(c)	135	135	160	160
Reverse stock split(d)	—	—	1	1
Severance costs(e)	—	—	175	175
Adjusted Non-GAAP amounts	$(8,220)	$(10,460)	$(9,750)	$(10,801)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.67)	N/A	$(0.84)

Weighted-average common shares outstanding:
Basic and diluted	N/A	15,568,299	N/A	12,888,695

(a)

We exclude the gain from collections of contingent contractual amounts arising from the sale in 2021 of our investment in an unconsolidated subsidiary as these amounts are not considered part of our normal ongoing operations. The payment received in 2025 was the final contingent payment owed.

(b)	We exclude non-cash changes in the fair value of our outstanding warrants as we do not consider such changes to impact or reflect changes in our core operating performance.
(c)

In connection with hiring a new CEO in August 2024, we agreed to upfront and incremental sign-on bonuses (collectively, the "sign-on bonuses"), a portion of which was paid to our CEO in 2024 and 2025, with clawback provisions until 2026, and a portion of which will be paid during 2026, all contingent upon continued employment. These sign-on bonuses are being expensed over the applicable service periods. We do not view these sign-on bonuses as being part of the normal ongoing compensation arrangements for our CEO.

(d)

We incurred certain professional fees in 2025 to finalize various administrative tasks associated with the Reverse Stock Split that was consummated effective November 29, 2024. We do not consider these fees to be part of our normal ongoing operations.

(e)

Severance costs were incurred during 2025, due to restructuring changes that involuntarily impacted a number of employees, in order to adjust our operations to reflect current market and activity levels and to take advantage of process efficiencies gained.